Exhibit 99.2

805 King Farm Blvd.
Rockville, MD 20850 / USA

Nasdaq.com

By Electronic Delivery to: ywanghao@126.com; AOrudjev@schiffhardin.com; pwong@colomagc.com

April 21, 2015

Mr. Wang Hao

President, Chief Financial Officer

Andatee China Marine Fuel Services Corporation

24/F Xiwang Tower, No. 136, Zhongshan Road

Zhongshan, District

Dalian, PR of China

Re:	Andatee China Marine Fuel Services Corporation (the “Company”) – Staff Determination

Invoice Numbers: 0115NA158942 dated January 15, 2015

Customer Number: 100084507

Nasdaq Symbol: AMCF

Dear Mr. Hao:

The Company has previously been notified by Staff, that it has not paid certain fees required by Listing Rule 5250(f).1 The Company’s past due fee balance currently totals $40,000. Furthermore, we informed the Company that it would be subject to delisting proceedings if it did not pay the balance of its outstanding fees in full. To date, our records indicate that the Company has not paid its assessed fees and accordingly the Company will be delisted unless it appeals this determination as described below.2

If the Company elects not to appeal, then trading of its common stock will be suspended at the opening of business on April 30, 2015, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

1 Listing Rule 5250(f) states that “the Company is required to pay all applicable fees as described in the Rule 5900 Series.”

2 To satisfy the Company’s outstanding fee balance, please reference your customer number 100084507 and invoice number 0115NA158942 and submit payment (separate from any Hearings fee) by wire transfer as follows:

Bank: Wells Fargo Bank, N.A

Bank Address: 420 Montgomery Street, San Francisco, CA 94101

SWIFT Number: WFBIUS6S

ABA Number: 121000248

CHIPS ID: 0407

Beneficiary: The NASDAQ OMX Group, Inc.

Account Number: 2000031405177

Reference: Andatee China Marine Fuel Services Corporation, Annual Fee

Mr. Wang Hao

April 21, 2015

Our Rules require that the Company promptly disclose receipt of this letter by either filing a Form 8-K, where required by SEC rules, or by issuing a press release. The announcement needs to be made no later than four business days from the date of this letter and must include the continued li\sting criteria that the Company does not meet.3 The Company must also submit the announcement to Nasdaq’s MarketWatch Department.4 If the public announcement is made between the hours of 7:00 AM and 8:00 PM Eastern Time, the Company must submit the announcement to Nasdaq’s MarketWatch Department at least ten minutes prior its public release. If the public announcement is made outside of these hours, the Company must submit the announcement prior to 6:50 A.M. Eastern Time. Please note that if you do not make the required announcement trading in your securities will be halted.5

The Company may appeal Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. Hearing requests should not contain arguments in support of the Company’s position. The Company may request either an oral hearing or a hearing based solely on written submissions. The fee for a hearing is $10,000. Please submit your non-refundable Hearing Request fee in accordance with the instructions provided on the attached “Check Payment Form”.6 The request for a hearing and confirmation of payment should be submitted electronically through our Listing Center7 and must be received by the Hearings Department no later than 4:00 p.m. Eastern Time on April 28, 2015.

As part of Staff’s ongoing review or in response to any submissions the Company has made or will make, Staff may identify additional deficiencies under Nasdaq’s rules. The Company will be formally notified of any such additional deficiencies and the basis for them.

Please use the link, “Hearing Requests & Process” on the attached chart for detailed information regarding the hearings process. If you would like additional information regarding the hearings process, please call the Hearings Department at +1 301 978 8203.

Listing Rule 5835 prohibits communications relevant to the merits of a proceeding under the Listing Rule 5800 Series between the Company and the Hearings Department unless Staff is provided notice and an opportunity to participate. In that regard, Staff waived its right to participate in any oral communications between the Company and the Hearings Department. Should Staff determine to revoke such waiver, the Company will be immediately notified, and the requirements of Listing Rule 5835 will be strictly enforced.

3 Listing Rule 5810(b).

4 The notice must be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure submission system available at www.NASDAQ.net.

5 Listing IM-5810-1.

6 The Form also includes a “link” for payment by wire.

7 To utilize our electronic form process, please create a user account, if you have not already done so. Once you create a user account, you can begin completing the Hearing Request Form. At any time, you may save your work and complete it at a later time. Upon submission, you will receive a confirmation email. Please note that prior to starting you will need the following company information: current trading symbol, Central Index Key (CIK) code or CUSIP.

Mr. Wang Hao

April 21, 2015

If the Company does not appeal Staff’s determination to the Panel, the Company’s securities may be eligible to continue to be quoted on the OTC Bulletin Board or in the “Pink Sheets.” If you have any questions about such quotation please contact FINRA’s Compliance Unit at +1 240 386 5100.

If you have any questions, please contact Darryl Bass, Listing Analyst at, +1 301 978 8062.

Sincerely,

/s/ Randy Genau

Randy Genau

Director

Nasdaq Listing Qualifications

Enclosures

NASDAQ REFERENCE LINKS

Topic	Description

NASDAQ Listing Rules	All initial and continued listing rules

Corporate Governance	Board composition , committee requirements and shareholder approval

Fees	FAQ’s Listing Fees

Frequently Asked Questions (FAQ’s)	Topics related to initial listing and continued listing

Hearing Requests & Process	Discussion of the Nasdaq Hearings process

Listing of Additional Shares (LAS)	Explanation of Nasdaq’s Listing of Additional Shares process

Transfer to the Nasdaq Capital Market	Procedures and application to transfer securities to the Nasdaq Capital Market

Access to all Nasdaq listing information and forms can be accessed at the following:
https://listingcenter.nasdaq.com/Home.aspx

Check Payment Form

If paying by check, please complete this form and include it along with your payment. If paying by wire, please click here for instructions.

All checks should be made payable to the NASDAQ Stock Market LLC at the following address:

For payments sent by regular mail:	For payments sent by overnight mail:
The NASDAQ Stock Market LLC	The NASDAQ Stock Market LLC
c/o Wells Fargo Bank, N.A.	c/o Wells Fargo Bank, N.A.
Lockbox 90200	Lockbox 90200
PO Box 8500	401 Market Street
Philadelphia, PA 19178-0200	Philadelphia, PA 19106

COMPANY NAME	SYMBOL

ADDRESS

ADDRESS

REMITTER NAME (if different than Company Name)

AMOUNT	CHECK NO

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